Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$32,140
Cash equivalents held in trust	5,353
Total investments held in trust	37,493
Cash and cash equivalents	8,216
Fixed-maturity securities, at fair value	4,978
Accrued investment income	283
Prepaid expenses	5
Premiums receivable	376
Total assets	$51,351

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$4,506
Losses payable	146
Unearned premiums	836
Accrued ceding commission expense	36
Other liabilities	141
Total liabilities	5,665
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained (deficit) earnings	(24,194)
Total stockholder’s equity	45,686
Total liabilities and stockholder’s equity	$51,351

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED SEPTEMBER 30, 2015

(in thousands)

Revenues:
Premiums earned	$396
Net investment income	115
Total revenues	511
Expenses:
Underwriting (benefit) expense	(135)
General and administrative expense	150
Total expenses	15
Income before federal income taxes	496
Income tax benefit	—
Net income	$496